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                                                                  EXHIBIT 99.(j)

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information, and the inclusion in Post-Effective Amendment Number 53 to the Registration Statement Number 2-77284 on Form N-1A of our report dated February 6, 2003 on the financial statements and financial highlights of Penn Series Funds, Inc. for the year end December 31, 2002, included in the 2002 Annual Report to Shareholders.

                                          /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
April 17, 2003